UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-89822; 811-21114.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $.01 par value, of each of the following six portfolios, each a separate series of ProShares Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 6 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 12 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-89822; 811-21114) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust’s six investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Short MSCI Emerging Markets ProShares	26-0425684
Short MSCI EAFE ProShares	26-0426010
UltraShort MSCI Emerging Markets ProShares	26-0425564
UltraShort MSCI Japan ProShares	26-0425790
UltraShort MSCI EAFE ProShares	26-0425948
UltraShort FTSE/Xinhua China 25 ProShares	26-0425417

Item 2. Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2)(ii) to Pre-Effective Amendment No. 6 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on May 22, 2006.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 6 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on May 22, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST

Date: October 10, 2007	By:	/s/ Louis M.Mayberg
Louis M. Mayberg
President